EMPLOYEE BENEFITS AGREEMENT


                  THIS EMPLOYEE BENEFITS AGREEMENT (this "Agreement") is entered into by and between Epitope, Inc., an Oregon corporation ("Epitope"), and Agritope, Inc., a Delaware corporation ("Agritope"), as of December 1, 1997.


                                    RECITALS

                  A. The board of directors of Epitope has determined that it is in the best interests of Epitope and its shareholders to separate the businesses of Epitope and Agritope.

                  B. In furtherance of the plan to separate the businesses, Epitope and Agritope have entered into that certain Separation Agreement dated December 1, 1997 (the "Separation Agreement"), pursuant to which Epitope will make a dividend distribution to its shareholders (the "Distribution") of all the issued and outstanding shares of Agritope common stock, par value $.01 per share, including certain preferred stock purchase rights attached thereto, held by Epitope, on the terms and conditions contained therein.

                  C. In connection with the Distribution, Epitope and Agritope desire to provide for the allocation between them of assets, liabilities and responsibilities with respect to certain employee compensation and benefit plans and programs following the Distribution.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, Epitope and Agritope agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

                  Capitalized terms shall have the meanings given below or elsewhere in this Agreement, or as set forth in the Separation Agreement.

                  401(k) Retirement Plan: A defined contribution plan maintained pursuant to Section 401(k) or 401(a) of the Code for Employees and their beneficiaries. The following are specific 401(k) Retirement Plans:

                  (i) Agritope 401(k) Plan: The Agritope, Inc. 401(k) Profit Sharing Plan to be adopted by Agritope prior to the Distribution Date pursuant to Section 5.1(a) of this Agreement.

                  (ii) Epitope 401(k) Plan: The Epitope, Inc. 401(k) Profit Sharing Plan, in effect as of the date hereof.


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                  Additional   Insurance   Plans:   Insurance   plans  providing
insurance benefits other than Medical/Dental Plan benefits to Employees, including Life Insurance and Accidental Death and Dismemberment Insurance.

                  Agritope Board:  The board of directors of Agritope.

                  Agritope Option Plan: The Agritope, Inc. 1997 Stock Award Plan to be adopted pursuant to Section 3.4 of this Agreement.

                  Agritope Stock Distribution Value: See definition in Section 3.1(b).

                  Agritope Stock Plans: The Agritope Option Plan and the Agritope Purchase Plan. Each Agritope Stock Plan will contain substantially the same material provisions as the corresponding Epitope Plan.

                  Distribution Date: The effective date of the Distribution, as determined by the Epitope board of directors.

                  Distribution Ratio: The number (which may be or include a fraction) of shares of Agritope Stock to be issued in the Distribution to Epitope shareholders for each share of Epitope Stock as determined by the Epitope Board.

                  Employee: An individual who, on the Distribution Date, is an employee of either Epitope or Agritope or any of its subsidiaries. There will be two categories of Employees after the Distribution:

                           Agritope Employee:  Any individual who is an employee
                  of Agritope or any of its subsidiaries immediately after the Distribution.

                           Epitope  Employee:  Any individual who is an employee
                  of Epitope immediately after the Distribution.

                  Epitope Option Plans: The Epitope, Inc. Incentive Stock Option Plan and the Epitope, Inc. 1991 Stock Award Plan.

                  ERISA: The Employee Retirement Income Security Act of 1974, as amended, or any successor legislation.

                  Existing Agritope Option Plan: The Agritope, Inc. 1992 Stock Award Plan.

                  Existing Epitope Option: Each unexercised option to purchase Epitope Stock outstanding as of the close of business on the day before the Distribution Date, issued pursuant to an Epitope Option Plan or the Existing Agritope Option Plan.


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


                  Medical/Dental Plan: A plan providing health benefits to Employees and their dependents, including:

                  (i) Agritope Medical/Dental Plans: The Medical/Dental Plans to be established by Agritope in accordance with Section 5.2 hereof and

                  (ii) Epitope Medical/Dental Plans: The Epitope Medical/Dental Plans in effect as of the date hereof and continued by Epitope after the Distribution Date.

                  Plan: Any plan, policy, arrangement, contract or agreement providing compensation or benefits for any group of Employees or for any individual Employee or the dependents or beneficiaries of any such Employee, including without limitation any employee welfare and employee pension benefit plans (as defined in ERISA) and any employee option plans. The term "Plan" as used in this Agreement does not include any contract, agreement or understanding entered into by Epitope or Agritope relating to settlement of actual or potential employee-related litigation claims.

                  Purchase Plan: A stock-based  Plan meeting the requirements of
Section 423 of the Code. The following are specific Purchase Plans:

                           (i) Agritope  Purchase Plan: The Agritope,  Inc. 1997
                  Employee Stock Purchase Plan to be adopted by Agritope prior to the Distribution Date pursuant to Section 4.2.

                           (ii) Epitope  Purchase Plan:  The Epitope,  Inc. 1993
                  Employee Stock Purchase Plan, as amended, in effect as of the date hereof.

                  Qualified Beneficiary: An individual (or dependent thereof) who either (1) experiences a "qualifying event" (as that term is defined in Code
Section 4980B(f)(3) and ERISA Section 603) while a participant in any Medical/Dental Plan, or (2) becomes a "qualified beneficiary" (as that term is defined in Code Section 4980B(g)(1) and ERISA Section 607(3)) under any Medical/Dental Plan.

                  Service Time: The period taken into account under any Plan for purposes of determining length of service or plan participation to satisfy eligibility, vesting, benefit accrual and similar requirements under such Plan.

                  Welfare  Plan:  Any  Plan  that  provides   medical,   health,
disability, accident, life insurance, death, dental or any other welfare benefit, including, without limitation, any post-employment benefit.


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                                    ARTICLE 2
                             EMPLOYMENT AND CREDITS

         2.1 Allocation of Responsibilities on Distribution Date. On the Distribution Date, except as otherwise agreed between the parties, Agritope shall retain or assume, as the case may be, sole responsibility as employer for Agritope Employees, and shall cause any Agritope Employee that is then a party to any employment, change in control or other employment-related agreement with Epitope to terminate such agreement effective as of the Distribution Date (except confidentiality, indemnification, and similar agreements relating primarily to past services to Epitope). Except as otherwise provided in this Agreement, the fact that Agritope assumes or retains responsibility as employer of Agritope Employees as of the Distribution Date shall not, of itself, cause such employee to be deemed terminated under any Plan maintained by Epitope or Agritope.

         2.2 Service Time. For purposes of determining Service Time under any Welfare Plan, Agritope shall credit each Agritope Employee with such Employee's Service Time and original hire date as may be reflected in Epitope's employment records as of the Distribution Date. Such Service Time and hire date shall continue to be maintained for as long as the Employee's employment with Agritope does not terminate. Agritope shall be free to make such determinations relating to Service Time under any Agritope Stock Plans as Agritope, in its sole discretion, deems appropriate. Subject to the provisions of ERISA, Agritope may, in its sole discretion, make such decisions as it deems appropriate with respect to determining Service Time for any Agritope Employee whose employment with Agritope is terminated following the Distribution Date but who is subsequently reemployed by Agritope.

                                    ARTICLE 3
                                  STOCK OPTIONS

         3.1 Amendment of Epitope Option Plans. Prior to the Distribution Date, Epitope shall take all action necessary and appropriate to amend the Epitope Option Plans and, to the extent necessary and permissible without the consent of option holders, outstanding options issued under the plans to be consistent with the terms of this Section 3.1.

                  (a) Effect of Employment by Agritope. For purposes of determining the period during which Existing Epitope Options remain exercisable, employment by Agritope or any of its majority owned subsidiaries following the Distribution Date shall be deemed employment by Epitope, notwithstanding the fact that Agritope will no longer be a subsidiary of Epitope after the Distribution Date. For continued or future vesting and all other purposes relating to Existing Epitope Options, employment by Agritope or any of its majority owned subsidiaries after the Distribution Date shall not be deemed employment by Epitope. Accordingly, any affected holder of an Existing Epitope Options granted under Epitope Option Plans will be treated as a terminated employee and options will continue to vest according to the schedule provided in the applicable award agreement.


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                  (b) Adjustment to Exercise Price of Existing  Epitope Options.
         The per share exercise price of each Existing Epitope Option issued under the Epitope Option Plans shall be reduced ten days after the Distribution Date by subtracting the Agritope Stock Distribution Value (as defined below) from the stated exercise price. "Agritope Stock Distribution Value" is an amount intended to reflect the value of the Agritope Stock distributed on each share of Epitope Stock, and is equal to the product of (a) the average of the reported closing prices of
         Agritope  Stock  on  The  Nasdaq   SmallCap   Market  during  the  five
         consecutive trading days beginning on the Distribution Date, multiplied by (b) the Distribution Ratio.

         3.2 Amendment of Existing Agritope Option Plan. Prior to the Distribution Date, Agritope shall take all action necessary and appropriate to amend the Existing Agritope Option Plan and/or outstanding Award Agreements (as defined in the Existing Agritope Option Plan) entered into in connection with the Plan to be consistent with the terms of this Section 3.2.

                  (a) Issuance of Epitope Stock Upon Exercise. Epitope Stock shall be issued upon exercise of Existing Epitope Options granted pursuant to the Existing Agritope Option Plan, notwithstanding the fact that the options are denominated in shares of Agritope Stock. The existing agreement between Epitope and Agritope providing for issuance of Epitope Stock upon exercise of such options will be amended to remain in effect following the Distribution.

                  (b) Effect of the Distribution. If the holder of Existing Epitope Options granted under the Existing Agritope Option Plan is an Agritope Employee after the Distribution, such holder shall for continued or future vesting purposes be deemed terminated on the Distribution Date but, for purposes of determining the period options remain exercisable, such holder shall not be deemed terminated until employment by Agritope is terminated. Accordingly, Existing Epitope Options granted under the Existing Agritope Option Plan shall continue to vest following the Distribution Date according to the vesting schedule applicable to terminated employees set forth in the applicable Award Agreement. If such option holder is an Epitope Employee, such options shall continue to vest and be exercisable as set forth in the Existing Agritope Option Plan or outstanding Award Agreements.

                  (c) Adjustment to Exercise Price of Options Issued Under Existing Agritope Plan. The per share exercise price of each Existing Epitope Option issued under the Existing Agritope Option Plan (which price is stated in terms of Agritope Stock) shall be reduced ten days after the Distribution Date by subtracting from the stated exercise price the product of (a) the Agritope Stock Distribution Value, multiplied by (b) the number (which will be a fraction) of shares of Epitope Stock to be exchanged for each share of Agritope Stock for which the option is exercised.

                  (d) No Further Option Grants. Agritope shall not grant any additional options under the Existing Agritope Option Plan.


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         3.3 Effect of the Distribution on Change in Control Provisions. Nothing
in this Agreement or in any amendment to the Epitope Option Plans, the Existing Agritope Option Plan or to any award agreement issued under any Plan shall be interpreted to modify the change in control provisions in any Existing Epitope Options. Existing Epitope Options shall continue to become immediately and fully vested and exercisable as to all shares covered by such option upon a Change in Control Date (as defined in the terms and conditions applicable to Existing Epitope Options).

         3.4 Adoption of Agritope Option Plan. Prior to the Distribution Date, Agritope shall take, or cause to be taken, all action necessary and appropriate
(i) to prepare and ratify the adoption of the Agritope Option Plan, and (ii) to present the Agritope Option Plan to Epitope, as the sole shareholder of Agritope, for approval. Agritope and Epitope shall cooperate in the adoption of the Agritope Option Plan and the reservation for issuance under the plan of such shares of Agritope Stock as are deemed necessary and appropriate by the Agritope Board.

         3.5 Communication Regarding Termination Of Employment. Agritope shall notify Epitope of the termination of employment of any Agritope Employee holding an Existing Epitope Option within ten days of such termination. Such notice with respect to termination shall specify the date of termination, whether the termination was for cause or came as a result of retirement, and such other information as Epitope shall reasonably request.

                                    ARTICLE 4
                              STOCK PURCHASE PLANS

         4.1 Epitope Purchase Plan. The Epitope Purchase Plan will continue in full force and effect in accordance with its terms. Participants under the Epitope Purchase Plan will be eligible to participate in the Distribution only to the extent that, by operation of the Epitope Purchase Plan or otherwise, they are shareholders of record on the Record Date; provided, however, that participants who are entitled to receive shares of Epitope Common Stock under the Epitope Purchase Plan as of the Record Date but have not yet been mechanically recorded as shareholders of record on the Record Date will be treated as shareholders of record for purposes of the Distribution. Employment by Agritope or any of its majority-owned subsidiaries following the Distribution Date shall not be deemed employment by Epitope for purposes of the Epitope Purchase Plan and any Agritope Employee shall be treated as a terminated employee under the Epitope Purchase Plan. For purposes of the continuing operation of the Epitope Purchase Plan, Epitope will adjust the Maximum Purchase Price (as defined in the Epitope Purchase Plan) to account for the effect of the Distribution by subtracting the Agritope Stock Distribution Value from the Maximum Purchase Price.

         4.2 Adoption of Agritope Purchase Plan. Prior to the Distribution Date, Agritope shall take, or cause to be taken, all action necessary and appropriate
(i) to ratify the adoption of the Agritope Purchase Plan, and (ii) to present the Agritope Purchase Plan to Epitope, as the sole shareholder of Agritope, for approval.


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                                    ARTICLE 5
                               OTHER BENEFIT PLANS

         5.1      401(k) Retirement Plans.

                  (a) Establishment of Agritope 401(k) Plan. Effective January 1, 1998, Agritope shall establish and thereafter administer the Agritope 401(k) Plan, in such form as may be approved by the Agritope Board, which is intended to qualify under Sections 401(a), 501(a) and 401(k) of the Code and to be in compliance with the requirements of ERISA. The Agritope 401(k) Plan will provide credit for services rendered to Epitope or any of its subsidiaries prior to the Distribution Date in determining Service Time.

                  (b) Continuation of Benefits. Agritope Employees shall continue to be eligible to participate in the Epitope 401(k) Plan until such time as the Agritope 401(k) Plan is established and becomes effective. Effective as of the effective date of the Agritope 401(k) Plan, which is expected to be January 1, 1998, Agritope will provide benefits under the Agritope 401(k) Plan to all Agritope Employees who were participants in, or otherwise entitled to benefits under, the Epitope 401(k) Plan. All Agritope Employees who wish to participate in the Agritope 401(k) Plan will be required to enroll in the Agritope 401(k) Plan in accordance with its terms.

                  (c) Vesting and Distribution of Accounts. Agritope Employees shall become fully vested (if not already fully vested) in their Matching Accounts, as defined under the Epitope 401(k) Plan, as of the Distribution Date. Agritope Employees shall be entitled to distribution from the Epitope 401(k) Plan of all of their accounts within a reasonable time after the Distribution Date. The Agritope 401(k) Plan shall accept a rollover contribution from any Agritope Employee who elects that their distribution from the Epitope 401(k) Plan be rolled over to the Agritope 401(k) Plan.

                  (d) Epitope to Provide Information. Epitope shall provide Agritope, as soon as practicable after the Distribution Date, with a list of Agritope Employees who, to the best knowledge of Epitope, were participants in or otherwise entitled to benefits under the Epitope 401(k) Plan on the Distribution Date, together with a listing of each participant's Service Time under the Epitope 401(k) Plan and a listing of each such Agritope Employee's account balance thereunder. Epitope shall provide Agritope with such additional information in the possession of Epitope or Epitope's agent as may be reasonably requested by Agritope related to the effective administration of the Agritope 401(k) Plan.

                  (e) Cooperation. Agritope and Epitope shall, in connection with the plan-to-plan transfer described in 5.1(c), use their best efforts to cooperate in the plan-to-plan transfer of funds and in making any and all appropriate filings required


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


         by the Commission or the Internal Revenue Service, or required under the Code, ERISA, or any applicable securities laws and the regulations thereunder.

                  (f)  Effect  of  the   Distribution.   The   Distribution  and
         subsequent transfer of account balances shall not be treated as a termination or partial termination of the Epitope 401(k) Plan or of Agritope Employees under the Epitope 401(k) Plan.

         5.2      Medical/Dental Plan Liability and Coverage.

                  (a) Continuation of Coverages After the Distribution. Epitope shall continue to provide coverage to Agritope Employees under Epitope Medical/Dental Plans after the Distribution Date until such time as new medical/dental plans are established by Agritope. If during the period from the Distribution Date until the establishment of Agritope Medical and Dental Plans, Epitope, in its reasonable discretion, determines that continued coverage of Agritope Employees under Epitope Medical/Dental Plans will have an adverse effect on the business plans or strategies of Epitope, Epitope may, upon 90 days written notice to Agritope, terminate such coverage. After the Distribution Date,
         Agritope shall be responsible for all costs under the Epitope Medical/Dental Plans attributable to Agritope Employees, as shall be determined by Epitope in its reasonable discretion.

                  (b) Agritope Medical/Dental Plans. Unless the parties otherwise agree, Agritope shall establish Agritope Medical/Dental Plans to provide coverages to Agritope Employees substantially similar to those available under the corresponding Epitope Medical/Dental Plans on or before January 1, 1999. In connection with the establishment of Agritope Medical/Dental Plans, Agritope Employees and their eligible dependents and beneficiaries shall have no preexisting condition limitation imposed other than that which is or was imposed under the plan or plans in which they were enrolled before the date Agritope Medical/Dental Plans are established and become effective (the "Cutoff Date"), and will be credited with any expenses incurred toward deductibles, out-of-pocket expenses, maximum benefit payments, and any benefit usage toward plan limits that would have been applicable under the plan or plans in which they were enrolled before the Cutoff Date.

                  (c) Responsibility for Coverages after the Cutoff Date. Immediately after the Cutoff Date, Agritope shall provide coverage to Agritope Employees under Agritope Medical/Dental Plans. Epitope Medical/Dental Plans shall continue to be responsible for claims that arise prior to the Cutoff Date subject to the cost reimbursement provisions set forth in Section 5.2(a).

                  (d) COBRA. Epitope shall be responsible for complying with the requirement of Code Section 4980B and Part 6 of Title I of ERISA ("COBRA Requirements") with respect to any Employee in its group health plan and their "qualified beneficiaries" whose "qualifying event" (as such terms are defined in Code Section 4980B) occurs prior to the Distribution Date. After the Distribution Date,


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         Agritope shall be responsible  for compliance  with COBRA  Requirements with respect to Agritope Employees whose "qualifying event" occurs on or after the Distribution Date.

                  (e) No Qualifying Event. The Distribution described in the Separation Agreement shall not, by itself, create a "qualifying event" (as described in Code Section 4980B(f)(3) and ERISA Section 603).

                  (f) Refunds.  In the event that subsequent to the Cutoff Date, refunds are received from carriers providing medical or dental insurance, such refunds will belong to Epitope, to the extent attributable to Epitope Employees. Agritope shall receive such refunds to the extent attributable to Agritope Employees, as shall be determined by Epitope in its reasonable discretion.

         5.3      Life Insurance/Accidental Death and Dismemberment Coverages.

                  (a) Continuation of Coverages After the Distribution. Epitope shall continue to provide coverage to Agritope Employees under Epitope's Additional Insurance Plans after the Distribution Date until such time as Additional Insurance Plans are established by Agritope. If during the period from the Distribution Date until the establishment by Agritope of Additional Insurance Plans, Epitope, in its reasonable discretion, determines that continued coverage of Agritope Employees under Epitope's Additional Insurance Plans will have an adverse effect on the business plans or strategies of Epitope, Epitope may, upon 90 days' written notice to Agritope, terminate such coverage. After the Distribution Date, Agritope shall be responsible for all costs under Epitope's Additional Insurance Plans attributable to Agritope Employees, as shall be determined by Epitope in its reasonable discretion.

                  (b) Agritope's Additional Insurance Plans. Unless the parties otherwise agree, Agritope shall establish Additional Insurance Plans to provide coverages to Agritope Employees substantially similar to those available under Epitope's corresponding Additional Insurance Plans on or before January 1, 1999.

                  (c) Responsibility for Coverages. Immediately after Agritope's Additional Insurance Plans become effective, Agritope shall be solely responsible for providing all coverages relating to Additional Insurance Plans to Agritope Employees.

         5.4 Vacation And Sick Pay Liabilities. Effective on the Distribution Date, Epitope shall retain, as to Epitope Employees, and Agritope shall assume or retain, as the case may be, as to Agritope Employees, all liabilities (whether vested or unvested, and whether funded or unfunded) for vacation and sick leave accrued as of the Distribution Date. Agritope shall be solely responsible for the payment of such vacation or sick leave to Agritope Employees after the Distribution Date. Each of Epitope and Agritope shall provide to its own Employees on the Distribution Date the same vested and unvested balances of vacation and sick leave as credited to such Employee on the Epitope payroll systems as of the Distribution

Date. Nothing in this Agreement shall be construed to limit the right of either Epitope or Agritope to change its vacation or sick leave policies as it deems appropriate.

         5.5 Flexible Spending Accounts. Effective as of the Distribution Date, Agritope shall establish Flexible Spending Account Plans that are substantially equivalent to those currently provided by Epitope. Spending account balances for Agritope Employees will not be transferred by Epitope to the new plans established by Agritope. Agritope Employees will have 90 days after the Distribution Date to make claims for payment from their existing spending account balances.

                                    ARTICLE 6
                                 RELATED MATTERS

         6.1 Notice of Costs. Epitope and Agritope acknowledge that Epitope and Agritope may have incurred or may incur costs and expenses, including, but not limited to, contributions to Plans and the payment of insurance premiums arising from or related to any of the Plans that are, as set forth in this Agreement, the responsibility of the other party hereto. Accordingly, Epitope and Agritope shall (i) give notice to the other party of the costs and expenses incurred or the costs and expenses to be incurred and (ii) demand that the other party, if it has the obligation to pay, pay or reimburse the cost and expense.

         6.2      Payroll Reporting And Withholding.

                  (a) Agritope and Epitope hereby adopt the "standard procedure" for preparing and filing IRS Forms W-2 (Wage and Tax Statements) and W-3 (Transmittal of Income and Tax Statements), as described in Section 4 of Revenue Procedure 96-60 ("Rev. Proc. 96-60"). Under this procedure Epitope must perform all reporting duties for the wages and other compensation it has paid to Employees prior to the Distribution Date, including the furnishing and filing of Forms W-2 and W-3. Agritope will be responsible for all reporting duties for the wages and other compensation it pays to Agritope Employees.

                  (b)  Epitope  will  keep on file  all  Forms  W-4  (Employee's
         Withholding Allowance Certificate) and W-5 (Earned Income Credit Advance Payment Certificate) provided by Agritope Employees. Agritope Employees must provide Agritope with new Forms W-4 and W-5 for the year in which the Distribution occurs.

                  (c) With respect to Agritope Employees with garnishments, tax levies, child support orders, qualified medical child support orders, and wage assignments in effect with Epitope on the Distribution Date, Agritope shall be responsible for honoring such payroll deduction authorizations or court or governmental orders applicable to Agritope Plans, and will continue to make payroll deductions and payments to any authorized payee, as specified by the court or governmental order that was filed with Epitope. Epitope shall provide Agritope with full information about any such matters before the Distribution Date.

                  (d) Unless otherwise prohibited by law or provided by this Agreement or another agreement entered into in connection with the Distribution, or by a Plan document, with respect to Agritope Employees with authorizations for payroll deductions in effect with Epitope on the Distribution Date, Agritope as the successor employer will honor such payroll deduction authorizations relating to each Agritope
         Employee, and shall not require that such Agritope Employee submit a new authorization to the extent that the type of deduction by Agritope does not differ from that made by Epitope. Any such payroll deduction in favor of Epitope shall continue to be withheld by Agritope for Epitope's benefit.

         6.3 Access to Records and Confidentiality. Epitope shall retain all employment records, personnel files, and other information relating to Epitope Employees and payroll records relating to Agritope Employees. Agritope shall take possession of all personnel and employment records, except payroll records, relating to Agritope Employees after the Distribution Date. Agritope and Epitope will make available to the other party such records, documents, and other information relating to employment matters involving Agritope Employees and other matters covered in this Agreement as may be reasonably requested. The parties shall cooperate in providing any information necessary for the resolution of any dispute that may arise between Epitope or Agritope and any third party arising out of subject matter covered by this Agreement after the Distribution Date. Epitope and Agritope will each, upon adequate notice and reasonable request, make its employees and facilities available to the other party and shall permit the other party to copy at its own expense records relating to Agritope Employees as necessary and appropriate. Except as required by law or with the prior written consent of Epitope and any affected Employee, all records, documents, and other information provided to Agritope by Epitope related to Agritope Employees and other matters covered in this Agreement shall be kept confidential by Agritope and its representatives and shall not be disclosed to any other person or entity.

                                    ARTICLE 7
                               EMPLOYMENT MATTERS

         7.1 Separate Employers. After the Distribution Date, Epitope and Agritope will be separate and independent employers.

         7.2 Employment Policies And Practices. Epitope and Agritope may adopt such employment policies, compensation practices, retirement plans, welfare benefit plans, and other employee benefit plans or policies of any kind or description, as each may determine, in its sole discretion, are necessary and appropriate, in addition to those required under this Agreement. Except as otherwise expressly provided herein, no provision of this Agreement shall be construed as a limitation on the right of Epitope or Agritope to amend or terminate any policies, practices, or Plan.

         7.3 Funding Of Plans. Any claims by or on behalf of Employees or any federal, state or local government agency for alleged underfunding of, or failure to make payments to, health and welfare funds based on acts or omissions occurring on or before the

Distribution Date or arising from or in connection with the Distribution, will be the sole responsibility of each party as to its own employees (i.e., Epitope with respect to Epitope Employees and Agritope with respect to Agritope Employees).

         7.4 Employment Tax Rates. Agritope shall comply with ORS Chapter 657 in determining whether to assume the state unemployment tax experience of Epitope for purposes of establishing its own unemployment tax experience rates.

                                    ARTICLE 8
                                  MISCELLANEOUS

         8.1 Indemnification. Each party to this Agreement shall indemnify, defend, and hold harmless the other party against losses incurred as a result of claims relating to matters covered in this Agreement to the extent provided in the Separation Agreement. In addition, subject to the indemnification procedures set forth in the Separation Agreement:

                  (a) Indemnification by Epitope. Epitope shall indemnify, defend, and hold harmless Agritope and its subsidiaries from and against any liabilities incurred as a result of claims made against Agritope by Epitope Employees relating to or arising out of employment of Epitope Employees by Epitope after the Distribution Date, employee benefits provided to Epitope Employees after the Distribution Date, or termination in connection with the Distribution of any Employee who becomes or remains an Epitope Employee on or after the Distribution Date; and

                  (b) Indemnification by Agritope. Agritope shall indemnify, defend, and hold harmless Epitope and any future subsidiary of Epitope from and against any liabilities incurred as a result of claims made against Epitope by Agritope Employees relating to or arising out of employment of Agritope Employees by Agritope after the Distribution Date, employee benefits provided to Agritope Employees after the Distribution Date, or termination in connection with the Distribution of any Employee who becomes or remains an Agritope Employee on or after the Distribution Date.

         8.2 No Third-Party Beneficiaries. No provision of this Agreement shall be construed to create a right in any Employee, or dependent or beneficiary of such Employee, including without limitation any right under a Plan which such person would not otherwise have under the terms of the Plan itself. This Agreement is for the benefit of the parties hereto and is not intended to confer upon any other person except the parties hereto any rights or remedies.

         8.3  Attorney-Client  Privilege.  Consistent  with  the  provisions  of
Section 6.6 of the Separation Agreement, provisions requiring either party to this Agreement to cooperate shall not be deemed to be a waiver of the attorney/client privilege for either party nor shall they require either party to waive its attorney/client privilege.

         8.4 Dispute Resolution. Any disputes between the parties arising out of or related to this Agreement shall be resolved or decided as set forth in the Separation Agreement.

         8.5 Relationship of the Parties. Neither party is an agent of the other party and neither party has any authority to bind the other party, transact any business in the other party's name or on its behalf, or make any promises or representations on behalf of the other party unless otherwise agreed to in writing. Each party will perform all of its respective obligations under this Agreement as an independent contractor.

         8.6 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior written or oral agreements between the parties with respect to the subject matter hereof.

         8.7 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the state of Oregon.

         8.8 Jurisdiction and Venue. Subject to the arbitration provisions of the Separation Agreement, each party consents to the personal jurisdiction of the state and federal courts located in the state of Oregon and hereby waives any argument that venue in any such forum is not convenient or proper.

         8.9 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is given; (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, provided telephonic confirmation of receipt is obtained promptly after completion of transmission;
(iii) on the business day after delivery to an overnight courier service or the express mail service maintained by the United States Postal Service, provided receipt of delivery has been confirmed; or (iv) on the fifth day after mailing, provided receipt of delivery is confirmed, if mailed to the party to whom notice is to be given, by registered or certified mail, postage prepaid, properly addressed and return-receipt requested, to the party as follows:

                  If to Epitope:            Epitope, Inc.
                                            8505 S.W. Creekside Place
                                            Beaverton, Oregon  97008
                                            Facsimile No. (503) 641-8665

                  If to Agritope:           Agritope, Inc.
                                            8505 S.W. Creekside Place
                                            Beaverton, Oregon  97008
                                            Facsimile No. (503) 520-6196

Any party may change its address and facsimile number by giving the other party written notice of its new address and facsimile number in the manner set forth above.

         8.10 Modification of Agreement. No modification, amendment or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by each of the parties hereto and then such modification, amendment or waiver shall be effective only in the specific instance and for the purpose for which given.

         8.11 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party without the prior written consent of the other party, and such consent shall not be unreasonably withheld.

         8.12 Titles and Headings. Titles and headings included are for convenience and are not intended to constitute a part of or to affect the meaning or interpretation of this Agreement.

         8.13 Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable, the enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

         8.14 No Waiver. Neither the failure nor any delay on the part of any party hereto to exercise any right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or further exercise of the same or any other right, nor shall any waiver of any right with respect to any occurrence be construed as a waiver of such right with respect to any other occurrence.

         8.15 Survival. All covenants and agreements of the parties contained in this Agreement will survive for five years following the Distribution Date.

         8.16 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when a counterpart has been signed by each party and delivered to the other party.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

EPITOPE, INC.


By:  /s/ John W. Morgan
Its: President and CEO


AGRITOPE, INC.


By:  /s/ Adolph J. Ferro
Its: Chairman, Pres. and CEO